Exhibit 21

List of Subsidiaries -- Orion Power Holdings, Inc.

Name of Entity                                               Jurisdiction
--------------                                               ------------
Erie Boulevard Hydropower, L.P.                              Delaware
Carr Street Generating Station, L.P.                         Delaware
Orion Power New York GP, Inc.                                Delaware
Orion Power Holdings, Inc.                                   Delaware
Orion Power New York, L.P.                                   Delaware
Orion Power New York LP II, Inc.                             Delaware
Orion Power New York GP II, Inc.                             Delaware
Astoria Generating Company, L.P.                             Delaware
COSI Great Lakes, Inc.                                       Maryland
Orion Power New York LP, Inc.                                Delaware
Orion Power MidWest, L.P.                                    Delaware
Orion Power MidWest GP, Inc.                                 Delaware
Orion Power MidWest LP, Inc.                                 Delaware
COSI Astoria, Inc.                                           Maryland
COSI ColdWater, Inc.                                         Maryland
COSI Carr Street, Inc.                                       Maryland
Orion Power Development Company, Inc.                        Delaware
OPD Group, Inc.                                              Delaware
MidAtlantic Liberty Corporation                              Delaware
MidAtlantic Liberty II Corporation                           Delaware
MidAtlantic Liberty Member Corporation                       Delaware
MidAtlantic Liberty Member II Corporation                    Delaware
Liberty Electric PA, LLC                                     Delaware
Liberty Electric Power, LLC                                  Delaware
Twelvepole Creek, LLC                                        Delaware
MidWest Henderson Corporation                                Delaware
Grane Creek, LLC                                             Delaware
MidAtlantic Kelson Corporation                               Delaware
Free State Electric, LLC                                     Delaware
MidWest Beaver Corporation                                   Delaware
Beaver River, LLC                                            Delaware